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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-56979, 333-07391, 333-18563 and 333-28789 of Fisher Scientific International
Inc. on Forms S-8 of our report dated January 28, 2003 (February 14, 2003 as to
Note 23)(which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets), appearing in this Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

New York, New York
March 17, 2003